UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 24, 2019

Shenandoah Telecommunications Company
(Exact Name of Registrant as Specified in Charter)

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824
(Address of Principal Executive Offices) (Zip Code)

(540) 984-4141
(Registrant's telephone number, including area code)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, James J. Volk was appointed Senior Vice President and Chief Financial Officer of Shenandoah Telecommunications Company (the “Company”), replacing James F. Woodward, whose resignation was announced on April 23, 2019.

Mr. Volk, age 55, has approximately 24 years of experience in the telecommunications industry, most recently serving as Vice President, Finance and Investor Relations of Uniti Group Inc., a publicly-traded Real Estate Investment Trust of telecommunication assets and operating businesses, from 2016 to 2018.  Prior to joining Uniti, he served as Chief Financial Officer of multiple public and private telecommunications companies, including PEG Bandwidth, LLC from 2012 to 2016, Hargray Communications Group from 2010 to 2012, VoiceVerified Inc. from 2006 to 2009, and Sprint Nextel affiliate UbiquiTel Inc. from 2001 to 2006.

Mr. Volk will receive an initial base salary of $375,000.  In addition, Mr. Volk will be eligible to participate in the Company’s annual cash bonus plan with an initial target bonus of 60% of his base salary.  Mr. Volk will receive an initial equity award of $337,500, comprised of equal parts of relative total shareholder return performance units and time-based restricted stock units with the exact number of shares to be determined based on the market price of the Company’s common stock at the time of award.  Mr. Volk will also be eligible for future annual equity awards as and when considered for other executives of the Company, with target awards of no less than 135% of his base salary.  Mr. Volk will receive a signing bonus and relocation payment of $50,000 to assist with his relocation to the Shenandoah Valley (which is subject to repayment by Mr. Volk under certain specific circumstances).  Mr. Volk will also be entitled to participate in the Company’s medical, dental, 401(k) and other standard benefit plans as generally available to Company employees.

If the Company terminates Mr. Volk without cause, or he resigns for good reason, within the first year of his employment, the Company will pay to him an amount equal to the sum of his annual base salary and his target annual cash bonus.  If such termination occurs during the second year of Mr. Volk’s employment, the Company will pay to him an amount equal to one-half of the sum of his annual base salary and target annual cash bonus.  If such termination occurs after the second year of Mr. Volk’s employment, the Company will pay to him a severance payment in accordance with the Company’s current policy or practice.

There is no family relationship between Mr. Volk and any director or other executive officer of the Company. No arrangement or understanding exists between Mr. Volk and any other person pursuant to which he was selected as an officer of the Company. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Volk had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The Company issued a press release regarding Mr. Volk’s appointment as Senior Vice President and Chief Financial Officer of the Company, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated June 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company

Date: June 24, 2019	By:	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President – Legal and General Counsel